UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: May 12, 2010

(date of earliest event reported)

VASCULAR SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 0-27605

Minnesota	41-1859679
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

6464 Sycamore Court

Minneapolis, Minnesota 55369

(Address of principal executive offices)

(763) 656-4300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐         Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act ( 17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           On May 12, 2010 Charmaine Sutton resigned her position as a member of the Vascular Solutions, Inc. (“Company”) Board of Directors, effective May 12, 2010.  Ms. Sutton remains the Senior Vice President of Operations for the Company.

(d)                 On May 12, 2010, the Board of Directors elected Martin J. Emerson to fill the vacancy created by the resignation of Ms. Sutton.  Mr. Emerson will also serve as a member of the Company’s Compensation Committee.

Mr. Emerson will participate in the standard non-employee director compensation arrangements described in the Company’s 2010 proxy statement, including receiving an option to purchase 10,000 shares of the Company’s common stock on the date of his election to the Board of Directors. The option will be fully vested one year from grant date, and was valued at the fair market value of the Company’s common stock on the grant date.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VASCULAR SOLUTIONS, INC.

Date: May 14, 2010	By:	/s/ James Hennen
James Hennen Chief Financial Officer